UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9 July 2010

HYBRED INTERNATIONAL, INC.
 (Exact of registrant as specified in its charter)

COLORADO	0000823544
State or other jurisdiction of incorporation	CommissionFile Number IRS Employer Identification №.

370 West Pleasantview Avenue Hackensack , New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 788-3785
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On 9 July 2010, Martin Honig resigned from Hybred International, Inc. (“HYII”).  Board of Directors. Mr. Honig’s resignation was ostensibly attributed to personal matters, into which the company did not delve. Mr. Honig was not on any committees of the Board of Directors and was not an Officer of HYII.

Other than a letter of resignation, which contained no material facts concerning the circumstances of Mr. Honig’s resignation, other than Mr. Honig’s desire to resign. Mr. Honig furnished no correspondence to HYII concerning his resignation, other than his resignation. Mr. Honig was provided with an opportunity to furnish HYII, as promptly as possible, with a letter addressed to HYIIstating Mr. Honig agrees with the statements made by HYII in response to this filing, and, if not, stating the respects in Mr. Honig does not agree. No response has been provided by Mr. Honig as of the date of filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   3 October 2011

Hackensack, New Jersey

Hybred International, Inc.

/s/ Gary Kouletas
By: Gary Kouletas, CEO